Exhibit 10.15

Nanotechnica, Inc.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

September 10, 2004

Nanotechnica Inc.

Series A Preferred Stock Purchase Agreement

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	4.7	Certificate	5

	4.8	Confidential Information and Invention Assignment Agreement	5

	4.9	Proceedings and Documents	5

5.	Conditions of the Company’s Obligations at Closing		6

	5.1	Representations and Warranties	6

	5.2	Performance	6

	5.3	Qualifications	6

6.	Miscellaneous		6

	6.1	Survival of Warranties	6

	6.2	Transfer; Successors and Assigns	6

	6.3	Governing Law	6

	6.4	Counterparts	6

	6.5	Titles and Subtitles	6

	6.6	Notices	6

	6.7	Finder’s Fee	6

	6.8	Attorney’s Fees	7

	6.9	Amendments and Waivers	7

	6.10	Severability	7

	6.11	Delays or Omissions	7

	6.12	Entire Agreement	7

	6.13	Corporate Securities Law	7

	6.14	Confidentiality	7

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Nanotechnia, Inc.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (the “Agreement”) is made as of September 10, 2004 by and between Nanotechnica, Inc., a California corporation (the “Company”) and the investors listed on Exhibit A attached hereto (each a “Purchaser” and together the “Purchasers” ).

A. The parties have entered into that certain Agreement to Provide Additional Capital dated September 10, 2003.

B. The parties desire to enter into this Agreement regarding the sale and purchase of the Stock.

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of Series A Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as defined below) the Certificate of Designation of Rights, Preferences, Privileges and Restriction of Series A Convertible Preferred Stock in the form attached hereto as Exhibit B (the “Certificate”).

(b) Subject to the terms and conditions of this Agreement and the terms and conditions of the Agreement to Provide Additional Capital, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing that number of shares of Series Preferred Stock set forth opposite such Purchaser’s name on Exhibit A attached hereto at a purchase price of $4.00 per share. The shares of Series A Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the “Stock.”

1.2 Closing; Delivery.

(a) The purchase and sale of the Stock shall take place at the Office of Technology Transfer of the California Institute of Technology, Pasadena, California, at 4 p.m., on September 10, 2004, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified herein.

(b) At each Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Agreement to Provide Additional Capital” means the agreement between the Company and the Purchasers, dated as of the date of the Initial Closing, in the form of Exhibit C attached hereto.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company.

“Purchaser” means each of the Purchasers who are initially party to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” means this Agreement, the Agreement to Provide Additional Capital and the Voting Agreement.

“Voting Agreement” means the agreement between the Company and the Purchasers, dated as of the date of the Initial Closing, in the form of Exhibit D attached hereto.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated.

For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge of Michael L Roukes.

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted.

2.2 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the “Securities”) has been taken or will be taken prior to the Closing, and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent of any indemnification provisions contained in the Transaction Agreement may be limited by applicable federal or state securities laws.

2.4 Valid Issuance of Securities. The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Voting Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement and subject to the provisions of Section 2.5 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and

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nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Voting Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2, below, the Common Stock issuable upon conversion of the Stock will be issued in compliance with all applicable federal and state securities laws.

2.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act.

2.6 Disclosure. The Company and the Purchasers have engaged in a due diligence process, and in connection with that process the Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision. Assuming the accuracy of the Purchasers’ representations regarding their sophistication with respect to investments in companies similar to the Company and in light of the due diligence process mentioned above, to the Company’s knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.7 Confidential Information and Invention Assignment Agreements. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

2.8 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Closing of 50,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.

2.9 Financial Liabilities. Purchasers incurred certain expenses on behalf of the Company. A schedule of these expenses is attached as Exhibit D. The Company agrees to reimburse Purchasers for these expenses.

2.10 No Claims. These are no claims or actions, and to the Company’s knowledge no claims or actions have been threatened, against the Company or any of its assets or properties.

3. Representations and Warranties of the Purchasers. Purchaser hereby represents and warrants to the Company that:

3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or

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other equitable remedies, or (b) to the extent the indemnification provisions contained in the Transaction Agreements may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company’s management and has had an opportunity to review the Company’s facilities. The Purchaser understands that such discussions and other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company’s business which the Purchaser believes to be material.

3.4 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6 Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in or required by the other Transaction Agreements.

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(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 No General Solicitation. Neither the Purchaser, nor any of its officers, employees, agents, directors, stockholders or partners has engaged the services of a broker, investment banker or finder to contact any potential investor nor has the Purchaser or any of the Purchaser’s officers, employees, agents, directors, stockholders or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Stock.

4. Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Board of Directors. As of the Initial Closing, the Board shall be comprised of R. Bruce Stewart, Michael L. Roukes and Edward W. Frykman.

4.4 Agreement to Provide Additional Capital. The Company and Arrowhead Research Corporation shall have executed and delivered the Agreement to Provide Additional Capital in substantially the form attached as Exhibit C.

4.5 Board Observation Letter. The Company shall execute and deliver a board observation letter for Dr. Yu-Chong Tai.

4.6 Voting Agreement; Right of First Refusal and Investor Rights Agreement. The Company (and the respective parties thereto) shall have executed and delivered the Voting Agreement and the Right of First Refusal and Investor Rights Agreement in substantially the form attached as Exhibit E and Exhibit F, respectively.

4.7 Certificate. The Company shall have filed the Certificate with the Secretary of State of California on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

4.8 Confidential Information and Invention Assignment Agreement. The Company and each of its employees shall have entered into the Company’s standard form Confidential Information and Invention Assignment Agreement, in substantially the form approved by the Board of Directors of the Company.

4.9 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

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5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Initial Closing.

6.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Heller Ehrman/Venture Law Group, 601 South Figueroa Street, 40th Floor, Los Angeles, California, Attn: Jon Atzen.

6.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this

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transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

6.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

6.13 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.14 Confidentiality. Each Purchaser hereto agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Purchaser in connection with the Purchaser’s rights under the Agreements. Notwithstanding the foregoing, each Purchaser may disclose any confidential information of the Company provided to or learned by such Purchaser in connection with

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such rights to the minimum extent necessary (i) to evaluate or monitor such Purchaser ‘s investment in the Company; (ii) as required by federal Securities Laws, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (iii) as required by any court or other governmental body, provided that such Purchaser provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iv) to legal counsel of such Purchaser; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) to comply with applicable law. The provisions of this Section 6.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding anything in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transaction contemplated by this Agreement and may at any time disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transaction and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure. The preceding sentence is intended to satisfy the requirements for the transaction contemplated herein to avoid classification as a “confidential transaction” in accordance with Treasury Regulations Section 1.6011-4(b)(3) and shall be interpreted consistent with such intent.

This authorization is not intended to permit disclosure of any other information relating to the transaction contemplated by this Agreement, including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.]

[Signature Pages Follow]

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The parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

Nanotechnica, Inc.

By:	/S/ MICHAEL L. ROUKES
Name:	Michael L. Roukes
Title:	Chief Technical Officer

PURCHASERS:

Arrowhead Research Corporation

By:	/S/ R. BRUCE STEWART
Name:	R. Bruce Stewart
Title:	President

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EXHIBITS

Exhibit A -	Schedule of Purchasers

Exhibit B -	Form of Certificate of Designation

Exhibit C -	Form of Agreement to Provide Additional Capital

Exhibit D -	Expenses

Exhibit E -	Form of Voting Agreement

Exhibit F -	Form of Right of First Refusal and Investor Rights Agreement

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EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Amount	Number of Shares of Stock
Arrowhead Research Corporation	Up to $20,000,000 (subject to the terms and conditions of the Agreement to Provide Additional Capital)	5,000,000

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